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                                                                    EXHIBIT 10.6

                                AGREEMENT BETWEEN

                                DEALERTRACK, INC.

                                       AND

                              CREDITREPORTPLUS, LLC

      This Agreement (this "Agreement") is effective as of December 1, 2004 (the "Effective Date") by and between DealerTrack, Inc., a Delaware corporation, with its principal place of business at 105 Maxess Road, Suite N109, Melville NY 11747, ("DealerTrack"), and CreditReportPlus, LLC., ("CreditReportPlus"), a Maryland limited liability corporation, with its principal place of business at 135 National Business Parkway, Annapolis Junction, Maryland 20701. DealerTrack and CreditReportPlus are each a "Party" and together the "Parties" to this Agreement.

                                   BACKGROUND

A. DealerTrack, among other things, operates the DealerTrack Service (as defined below).

B. CreditReportPlus, among other things, provides connectivity, credit bureau management services, Base Functionality, Enhanced Base Functionality and Advanced Functionality with regard to the products offered by "Credit Bureau Report Providers" (further defined below) ("CreditReportPlus Service").

C. CreditReportPlus and DealerTrack desire to work together to provide DealerTrack Participating Customers with access to Credit Reports via the CreditReportPlus Service as set forth in this Agreement. In order to provide DealerTrack Participating Customers with access to the CreditReportPlus Service, the Parties must develop and maintain an interface between the DealerTrack Service and the CreditReportPlus Service ("DealerTrack/CreditReportPlus Interface"). Using the DealerTrack/CreditReportPlus Interface, CreditReportPlus will provide Base Functionality, Enhanced Base Functionality, and Advanced Functionality to the DealerTrack Service for delivery to DealerTrack Participating Customers. The CreditReportPlus Service will parse and transmit Data to the DealerTrack Service as specified in the System Specifications and in accordance with all agreements by and between Credit Bureau Report Providers and CreditReportPlus, all agreements by and between Credit Bureau Report Providers and DealerTrack and all agreements concerning the delivery of Credit Reports through the DealerTrack Service. Presently, DealerTrack accesses Credit Reports subject to agreements by and between:
      (1) ADP and DealerTrack; (2) Reynolds and Reynolds and DealerTrack; (3) CREDCO and certain DealerTrack Companies; and (4) certain Credit Bureau Report Providers and certain DealerTrack Companies.

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                  TERMS, CONDITIONS, COVENANTS, AND OBLIGATIONS

      IN CONSIDERATION OF the mutual representations, warranties, covenants and other terms set forth in this Agreement, DealerTrack and CreditReportPlus, intending to be legally bound, agree as follows with respect to the Territory:

1. Definitions. As used in this Agreement, the following capitalized terms have the indicated meanings:

      1.1 "ADP" means Automatic Data Processing, Inc. with its corporate headquarters at 1 ADP Boulevard, Roseland, New Jersey 07068, its Affiliates, and any successor-in-interest.

      1.2 "Advanced Functionality" means any material enhancement made to the Base Functionality by CreditReportPlus, which is: (a) approved by DealerTrack; and (b) not Enhanced Base Functionality as described more fully in Section.2.3.

      1.3 "Affiliate" of a Party means any person or entity that: (a) owns or Controls, directly or indirectly, through one or more affiliates, at least a majority of the voting capital stock of such Party; or (b) at least a majority of whose voting capital stock is owned or Controlled, directly or indirectly, through one or more affiliates by such Party; or (c) at least a majority of whose voting capital stock is owned or Controlled, directly or indirectly, through one or more affiliates, by another person or entity that at such time also owns or Controlled, directly or indirectly, through one or more affiliates, at least a majority of the voting capital stock of such Party. A person or entity will be considered an Affiliate only so long as it continues to satisfy the criteria for an Affiliate established in this Section. For purposes of this Agreement, none of General Motors Acceptance Corporation, Ford Motor Credit Company, DaimlerChrysler Services North America LLC, or Toyota Financial Services will be deemed Affiliates of Route One, LLC.

      1.4 "Applicable Law" means any applicable federal, state, or local law, regulation and/or judicial action including, but not limited to, the FCRA, the USA PATRIOT Act of 2001, Pub. Law No. 107-56 (October 26, 2001), the Gramm-Leach-Bliley Act 15 U.S.C. Section 6809 et seq, and all regulations of federal, state, or local agencies.

      1.5 "Audited Party" and "Auditing Party" shall have the meanings set forth in Section 16.

      1.6 "Automobile" means any passenger vehicle, light truck, snowmobile, recreational vehicle, motorcycle, boat or other watercraft or commercial vehicle.

      1.7 "Base Functionality" means the level of Bureau Functionality, information, speed, delivery, and eye-readable format of Credit Reports provided by any Credit Bureau Report Provider to DealerTrack Participating Customers as of the Effective Date.

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      1.8 "Bureau Functionality" means the information and Data sent by a
      Credit Bureau Report Provider in response to a request for a Credit Report from such Credit Bureau Report Provider.

      1.9 "Claim" shall have the meaning set forth in Section 13.

      1.10 "Confidential Information" shall have the meaning set forth in
      Section 12.1.

      1.11 "Control" with regard to an entity, means the legal, beneficial or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest, if not a corporation) of such entity ordinarily having voting rights, or effective Control of the activities of such entity regardless of the percentage of ownership.

      1.12 "Converted Dealer Tier 1 Volume" means the total number of Credit Reports accessed by a Converted Dealer through DealerTrack, if any, in November, 2003.

      1.13 "Converted Dealer Tier 2 Volume" means the total number of Credit Reports accessed by a Converted Dealer through DealerTrack, if any, in the month of May, 2004 in excess of the total number of Credit Reports accessed by such Converted Dealer through DealerTrack, if any, in November, 2003. For avoidance of doubt, the Converted Dealer Tier 2 Volume cannot be less than zero.

      1.14 "Converted Dealer" means a DealerTrack Participating Customer that is not a Direct Dealer or an Enterprise Dealer, and that originated its relationship with DealerTrack using a Direct Credit Report Bureau Provider Connection prior to November 30, 2003, and subsequently changed its procedures to access Credit Reports through the DealerTrack System via a means other than through the CreditReportPlus Service.

      1.15 "Credit Bureau Report Providers" means Repositories, credit bureau report resellers, sales agents, and marketing representatives, and other sellers and providers of credit bureau reports, including Equifax, Experian, Trans Union, CREDCO, Reynolds & Reynolds, and ADP, and that have contracted and agreed to provide CreditReportPlus or DealerTrack Companies with Credit Reports.

      1.16 "Credit Bureau Report Provider Fee" means the amount owing from a DealerTrack Participating Customer to CreditReportPlus or any CreditReportPlus Affiliate in connection with the transmission of Base Functionality for a non-CREDCO Credit Report to a DealerTrack Participating Customer via the DealerTrack System however delineated or denominated or the amount paid by a Credit Bureau Report Provider in a given month for Base Functionality divided by the total number of Credit Reports delivered via CreditReportPlus for the Credit Bureau Report Provider in the given month. A Credit Bureau Report Provider Fee will include any direct per-transaction amount for Base Functionality and a proportionate amount of any other sums or consideration payable to CreditReportPlus by the Credit Bureau Report Provider, directly or indirectly, for the delivery of an individual non-CREDCO Credit Report transaction during the month in which such Credit Report is transmitted. Such

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      proportionate amount will be calculated as a fraction of the total of the amount of such other sums and the fair market value of such other consideration for the monthly period multiplied by a fraction where the denominator is the total number of Credit Reports transmitted by the Credit Bureau Report Provider to CreditReportPlus during the month and the numerator is 1.

      1.17 "CreditCheck Products" means the Credit Report-related products made available by ADP to DealerTrack Participating Customers using ADP Subscriber Codes.

      1.18 "CreditMaster Products" means the Credit Report-related products made available to DealerTrack Participating Customers using Subscriber Codes provided by CREDCO on behalf of Reynolds and Reynolds or by Reynolds and Reynolds in lieu of CREDCO.

      1.19 "Credit Report" or "Credit Bureau Report" means a consumer report, as that term is defined in Section 603(d) of the FCRA.

      1.20 "CreditReportPlus Computer" means the computer(s) controlled and operated by CreditReportPlus on which CreditReportPlus maintains the CreditReportPlus Software.

      1.21 "CreditReportPlus/Credit Bureau Report Provider Agreement" means an agreement between CreditReportPlus and a Credit Bureau Report Provider that, among other things, permits CreditReportPlus to access Credit Reports and Credit Report-related information, products, or services from the Credit Bureau Report Provider that relates to DealerTrack Participating Customers. For greater clarity, a Credit Report Plus/Credit Bureau Report Provider Agreement may include a three-party agreement that includes DealerTrack as a party.

      1.22 "CreditReportPlus Customer" means a DealerTrack Participating Customer that subscribes to the Advanced Functionality offered by CreditReportPlus.

      1.23 "CreditReportPlus Customer Agreement" means an agreement whereby a DealerTrack Participating Customer agrees to accept Advanced Functionality from CreditReportPlus.

      1.24 "CreditReportPlus Fees" shall have the meaning set forth in Section 6.4(b).

      1.25 "CreditReportPlus Marks" means trademarks, service marks, trade names, domain names and corporate and brand identification and indicia, including, word marks, logos, designs and other picture marks, phrases, jingles, composite marks, corporate, commercial and institutional names or images, product designations and identifications, whether registered or not, of CreditReportPlus.

      1.26 "CreditReportPlus Outage Period" shall have the meaning set forth in
      Section 3.2.

      1.27 "CreditReportPlus Service" shall have the meaning set forth in the Background section of this Agreement, as updated from time to time by CreditReportPlus.

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      1.28 "CreditReportPlus Software" means all software developed by or on behalf of CreditReportPlus (whether internally developed, licensed or owned by CreditReportPlus)

      1.29 "CreditReportPlus System" means and consists of the CreditReportPlus Computer, the CreditReportPlus Software, and all hardware and equipment provided or used by CreditReportPlus and the CreditReportPlus Computer.

      1.30 "Credit Report Transmission" shall have the meaning set forth in
      Section 6.2(b).

      1.31 "CREDCO" means First American CREDCO, a division of First American Real Estate Solutions, LLC, a California limited liability company, and any successor-in-interest thereto.

      1.32 "CREDCO Products" means the Credit Report-related products offered by CREDCO to DealerTrack Participating Customers using CREDCO Subscriber Codes.

      1.33 "Data" means any data, including any DMS Data, or information derived or transmitted by or through one Party to the other Party in connection with the terms of this Agreement.

      1.34 "DMS Data" means any electronic data derived by or transmitted to CreditReportPlus, directly or indirectly, by ADP, Reynolds and Reynolds, or via any Third Party dealer management system provider that is not included within a standard Credit Report.

      1.35 "DealerTrack-ADP Agreement" means the Strategic Business, Marketing and License Agreement dated January 30, 2003 by and among the DealerTrack, Credit Online, Inc., ADP, and ADP Canada Co. (together with all amendments, if any).

      1.36 "Dealer" means a person or entity that operates a business consisting, in whole or in part, of the sale or lease of Automobiles to consumers.

      1.37 "DealerTrack Credit Bureau Report Provider Agreement" means an agreement between DealerTrack and a Credit Bureau Report Provider that, among other things, permits DealerTrack to access Credit Reports and Credit Report-related information, products or services from the Credit Bureau Report Provider that relates to DealerTrack Participating Customers. For greater clarity, an agreement between DealerTrack and a Credit Bureau Report Provider, which also includes CreditReportPlus as a party will be deemed a Credit Report Plus/Credit Bureau Report Provider Agreement, as well as a Dealer Track Credit Bureau Report Provider Agreement.

      1.38 "DealerTrack-CREDCO Agreement" means the Joint Marketing Agreement dated as of March 19, 2003, by and among DealerTrack Holdings, Inc., DealerTrack, Credit Online, Inc., and CREDCO (together with all amendments, if any).

      1.39 "DealerTrack/CreditReportPlus Interface" has the meaning set forth in the Background Section of this Agreement and the DealerTrack/CreditReportPlus Interface

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      will be deemed to be a part of both the DealerTrack System and the
      CreditReportPlus System as provided herein.

      1.40 "DealerTrack Companies" means DealerTrack and its Affiliates in the Territory. For greater clarity, the DealerTrack Companies do not include dealerAccess Canada, Inc., an Ontario, Canada corporation so long as dealerAccess Canada, Inc. does not operate in the Territory.

      1.41 "DealerTrack Computer" means the computer(s) controlled and operated by the DealerTrack Companies on which the DealerTrack Companies maintain the DealerTrack Software.

      1.42 "DealerTrack Dealer" means a Dealer that is a Subscriber to the DealerTrack Service or any portion thereof.

      1.43 "DealerTrack Enhanced Base Functionality" will have the meaning set forth in Section 2.10

      1.44 "DealerTrack Fees" will have the meaning set forth in Section 6.4.

      1.45 "DealerTrack Financial Institution" means a financial institution or other financing source, which is a Subscriber to the DealerTrack Service, or any portion thereof.

      1.46 "DealerTrack Marks" means trademarks, service marks, trade names, domain names and corporate and brand identification and indicia, including, word marks, logos, designs and other picture marks, phrases, jingles, composite marks, corporate, commercial and institutional names or images, product designations and identifications, whether registered or not, of the DealerTrack Companies or other DealerTrack Affiliates.

      1.47 "DealerTrack Outage" shall have the meaning set forth in Section 2.9

      1.48 "DealerTrack Participating Customer" means a DealerTrack Dealer approved by a Credit Bureau Report Provider and DealerTrack to access Base Functionality and/or Enhanced Base Functionality from such Credit Bureau Report Provider through the DealerTrack System.

      1.49 "DealerTrack Service" means DealerTrack's web-based system that facilitates retail Automobile finance and lease interactions and transactions between DealerTrack Dealers and DealerTrack Financial Institutions, available at www.dealertrack.com, as updated from time to time by DealerTrack, or such additional or successor websites that DealerTrack establishes to perform the same or similar functionality as DealerTrack performs at www.dealertrack.com ("DealerTrack Service").

      1.50 "DealerTrack Software" means DealerTrack Companies' software (whether internally developed, licensed or owned by DealerTrack Companies) which support the

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      DealerTrack Service and/or contain applications that are a part of the
      DealerTrack Service and all operating or system software installed on the DealerTrack Computer.

      1.51 "DealerTrack System" means and consists of the DealerTrack Computer, the DealerTrack Software, the DealerTrack Service and all hardware, equipment provided or used by DealerTrack Companies.

      1.52 "Direct Dealer" means any DealerTrack Participating Customer that is not an Enterprise Dealer and that originated its relationship with DealerTrack using a Direct Credit Report Bureau Provider Connection prior to November 30, 2003, and utilizes a Direct Credit Report Bureau Provider Connection in a given month other than in accordance with a CreditReportPlus Outage Period.

      1.53 "Direct Dealer Tier 1 Volume" means the total number of Credit Reports, if any, accessed by a Direct Dealer through DealerTrack in November, 2003.

      1.54 "Direct Dealer Tier 2 Volume" means the total number of Credit Reports accessed by a Direct Dealer through DealerTrack, if any, in the month of May, 2004 in excess of the total number of Credit Reports accessed by such Direct Dealer through DealerTrack, if any, in November, 2003. For avoidance of doubt, the Direct Dealer Tier 2 Volume cannot be less than zero.

      1.55 "Direct Credit Bureau Report Provider Connection" means a process whereby a DealerTrack Participating Customer accesses Credit Reports directly from a Credit Bureau Report Provider through the DealerTrack System, but will not include CreditMaster Products, CreditCheck Products or CREDCO Products.

      1.56 "Disclosing Party" shall have the meaning set forth in Section 12.1.

      1.57 "Effective Date" has the meaning set forth in the introductory paragraph.

      1.58 "Enhanced Base Functionality" means the Base Functionality as modified in accordance with Section 2.3 and 2.10.

      1.59 "Enterprise Dealer" means a DealerTrack Participating Customer for which DealerTrack agrees to enable such DealerTrack Participating Customer to access Credit Reports via the DealerTrack System using a Direct Credit Bureau Report Provider Connection and an Enterprise Subscriber Code, without DealerTrack receiving fees from any source, for such Credit Reports. DealerTrack will give notice to CreditReportPlus of DealerTrack Participating Customers that it designates to be Enterprise Dealers within fourteen (14) days of agreeing to provide Credit Reports to an Enterprise Dealer.

      1.60 "Enterprise Dealer Tier 1 Volume" means the total number of Credit Reports, if any, accessed by an Enterprise Dealer through DealerTrack in November, 2003.

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      1.61 "Enterprise Dealer Tier 2 Volume" means the total number of Credit
      Reports, accessed by an Enterprise Dealer through DealerTrack, if any, in the month of May, 2004 in excess of the total number of Credit Reports accessed by such Enterprise Dealer through DealerTrack, if any, in November, 2003. For avoidance of doubt, the Enterprise Dealer Tier 2 Volume cannot be less than zero.

      1.62 "Enterprise Subscriber Codes" means Subscriber Codes provided directly to an Enterprise Dealer by a Credit Bureau Report Provider other than CREDCO or ADP and used by the Enterprise Dealer to access Credit Reports through the DealerTrack System by a means other than CreditReportPlus.

      1.63 "Equifax" means Equifax Inc., a corporation with its primary headquarters at 1550 Peachtree Street, Atlanta, GA 30309, its Affiliates, and any successor-in-interest thereto.

      1.64 "Experian" means Experian Information Solutions, Inc., an Ohio corporation with its offices at 475 Anton Blvd, Costa Mesa, CA 92626, its Affiliates, and any successor-in-interest thereto.

      1.65 "Force Majeure Event" will have the meaning set forth in Section
      17.8.

      1.66 "FCRA" will mean the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq. and all amendments thereto, including the Fair and Accurate Credit Transactions Act of 2003, Public Act 108-159 (December 4, 2003).

      1.67 "Indemnified Party" and "Indemnifying Party" shall have the meanings set forth in Section 13.

      1.68 "Intellectual Property" means any intellectual property or proprietary rights, including, copyright rights (regardless of the medium, including to electronic, imaged or audiovisual works), Marks, patent rights (including U.S.-issued patents, U.S. patent applications and disclosures), know-how, inventions, rights of priority and trade secret rights, recognized in any country or jurisdiction in the world, including any derivative works and other refinements and enhancements thereof.

      1.69 "Initial Term" shall have the meaning set forth in Section 8.

      1.70 "Interface Development Schedules" shall have the meaning set forth in
      Section 4.10.

      1.71 "Live Production Date" means the first date the DealerTrack/CreditReportPlus Interface is operational for production purposes for processing Base Functionality.

      1.72 "Marks" means the CreditReportPlus Marks for CreditReportPlus and the DealerTrack Marks for DealerTrack Companies.

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      1.73 "Property" shall have the meaning set forth in Section 9.3.

      1.74 "Receiving Party" shall have the meaning set forth in Section 12.1.

      1.75 "Renewal Term" shall have the meaning set forth in Section 8.

      1.76 "Repository" means an entity that gathers credit and other information from one or more of its or its Affiliate's database repositories (each a "Repository" and, collectively, the "Repositories") and uses such information to produce an integrated Credit Report and/or a single Credit Report (together with credit scores and other enhancements that the Repository may offer from time to time, as well as various formats of such reports intended for use by customers, including eye-readable and raw data) for sale to customers with a permissible purpose for such report.

      1.77 "Reynolds and Reynolds" means the Reynolds and Reynolds Company with its primary headquarters at 1 Reynolds Way, Kettering, Ohio 45430, its Affiliates, and any successor-in-interest.

      1.78 "SAS 70" shall have the meaning set forth in Section 4.6.

      1.79 The "Service Level Agreement" shall mean a form of the agreement attached as Exhibit A hereto and amended and described in Section 3.2,
      4.10 and 4.13. The form of the Service Level Agreement attached as Exhibit A is the Service Level Agreement in effect as of the Effective Date.

      1.80 "Subscriber" means a Dealer that enters into an agreement or arrangement for a product or service.

      1.81 "Subscriber Code" means that unique code required by a Credit Bureau Report Provider under an agreement with such Credit Bureau Report Provider in order for the Subscriber to access Data compiled and maintained by the Credit Bureau Report Provider through DealerTrack or such Credit Bureau Report Provider.

      1.82 "Systems" means the DealerTrack System and the CreditReportPlus
      System.

      1.83 "System Specifications" means a document(s) mutually agreed upon by the Parties, setting forth the technical requirements, data transfer requirements, and functionality objectives for implementing this Agreement.

      1.84 "Term" will consist of the "Original Term" and the "Renewal Terms", if any, and have the meaning set forth in Section 8 of this Agreement.

      1.85 "Territory" means the United States, its territories and possessions.

      1.86 "Third Party" means a person or entity other than: (a)
      CreditReportPlus; (b) the DealerTrack Companies; (c) an Affiliate of CreditReportPlus; (d) an affiliate of the

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      DealerTrack Companies; or (e) an employee of or agent for (a) through (d)
      but only when acting as an employee or agent of (a) through (d).

      1.87 "Tier 1 Credit Reports" means three hundred and fifty-two thousand and four hundred (352,400) Credit Reports less the sum of Converted Dealer Tier 1 Volume, Enterprise Dealer Tier 1 Volume and Direct Dealer Tier 1 Volume in the given month, provided that for purposes of calculating Tier 1 Credit Reports, in no event will the sum of Converted Dealer Tier 1 Volume, Enterprise Dealer Tier 1 Volume and Direct Dealer Tier 1 Volume in the given month exceed three hundred and fifty-two thousand and four hundred (352,400) and any Tier 1 Volume in excess of such figure will be disregarded for all purposes of this calculation.

      1.88 "Tier 2 Credit Reports" means eighty thousand five hundred thirty (80,530) Credit Reports less the sum of Converted Dealer Tier 2 Volume, Enterprise Dealer Tier 2 Volume and Direct Dealer Tier 2 Volume in the given month, provided that for purposes of calculating Tier 2 Credit Reports, in no event will the sum of Converted Dealer Tier 2 Volume, Enterprise Dealer Tier 2 Volume and Direct Dealer Tier 2 Volume in the given month exceed eighty thousand five hundred thirty (80,530) and any Tier 2 Volume in excess of such figure will be disregarded for all purposes of this calculation.

      1.89 "TransUnion" means TransUnion LLC, a limited liability company with its primary headquarters at 555 West Adams Street, Chicago, IL 60661, its Affiliates, and any successor-in-interest thereto.

      1.90 "User" means any employee or agent of a Party authorized to use a System, including the DealerTrack/CreditReportPlus Interface to access the CreditReportPlus Service, and authorized DealerTrack Participating Customers, including CreditReportPlus Customers.

      1.91 "Wind-Down Period" shall have the meaning set forth in Section 8.5.

      2. CreditReportPlus Obligations and Responsibilities.

      2.1 CreditReportPlus/Credit Bureau Report Providers Agreements. CreditReportPlus will enter into CreditReportPlus/Credit Bureau Report Provider Agreements with various Credit Bureau Report Providers to provide Base Functionality to DealerTrack Participating Customers in exchange for compensation to CreditReportPlus from the Credit Bureau Report Providers or from the DealerTrack Participating Customers. CreditReportPlus will at all times comply with all its obligations under each CreditReportPlus/Credit Bureau Report Provider Agreement. DealerTrack shall have the right to approve each provision of a CreditReportPlus/Credit Bureau Report Provider Agreement and any amendment or modification thereto that affects or relates to the rights, obligations, or services to or from DealerTrack or a Participating DealerTrack Customer. In the event all CreditReportPlus/Credit Bureau Report Provider Agreements with Equifax, Experian, and TransUnion are terminated, DealerTrack will have the right to terminate this Agreement.

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      2.2 Subscriber Codes. Subject to Sections 3.1 and 4.10, CreditReportPlus
      will have primary responsibility to enable and disable DealerTrack Participating Customer's access to Base Functionality. Such access will only be enabled if the DealerTrack Participating Customer: (a) has executed all applicable documents and agreements required by the Credit Bureau Report Provider and such agreements are currently in effect and enforceable; (b) has represented that it has a permissible purpose to receive such Credit Reports as required by Applicable Law; (c) has met and continues to meet all Credit Bureau Report Provider membership requirements and (d) has a valid Subscriber Code. Subject to Sections 3.1 and 4.10, CreditReportPlus will maintain DealerTrack Participating Customer Subscriber Codes in its database for the purposes of performing its obligations under this Agreement. CreditReportPlus will maintain the security of Subscriber Codes in the CreditReportPlus System and CreditReportPlus will not permit or allow access to Subscriber Codes by any unauthorized persons nor will CreditReportPlus use the Subscriber Codes for any purpose other than carrying out its obligations under this Agreement.

      2.3 Enhanced Base Functionality. CreditReportPlus will modify the Base Functionality ("Enhanced Base Functionality") upon the following conditions:

            (a) If required by Applicable Law.

            (b) To support changes to the CreditReportPlus Service or CreditReportPlus System required by the Credit Bureau Report Providers under the terms of a CreditReportPlus/Credit Bureau Report Provider Agreement within a commercially reasonable timeframe after the Credit Bureau Report Provider conveys their changes in writing to CreditReportPlus. CreditReportPlus may charge Credit Bureau Report Providers reasonable additional fees for certain Enhanced Base Functionality. CreditReportPlus and DealerTrack must mutually agree upon the terms and fees charged by CreditReportPlus or DealerTrack to DealerTrack Participating Customers, if any, for the Enhanced Base Functionality to DealerTrack Participating Customers.

            (c) If CreditReportPlus elects to support changes requested but not required by the Credit Bureau Report Providers, CreditReportPlus will do so within a commercially reasonable timeframe after the Credit Bureau Report Provider conveys its requested changes in writing to CreditReportPlus. CreditReportPlus may charge the Credit Bureau Report Provider reasonable fees for making the changes. In such event, CreditReportPlus will inform DealerTrack of its intention to make the changes at least fourteen (14) calendar days prior to its doing so. In the event Credit Report Plus and the Credit Bureau Report Provider do not reach agreement for making a requested change (including the fees), DealerTrack will have the right to make and support the changes directly within the DealerTrack System as a DealerTrack Enhanced Base Functionality. In such event, DealerTrack will inform CreditReportPlus of its intention to make the changes at least fourteen (14) calendar days prior to its doing so.

            (d) CreditReportPlus must obtain DealerTrack's prior approval before charging any DealerTrack Participating Customers for any Enhanced Base Functionality.

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      2.4 Advanced Functionality. Advanced Functionality will consist of material enhancements made to the Base Functionality or Enhanced Base Functionality that are developed by CreditReportPlus to provide additional features (details and analysis) to the User from information contained in Credit Reports. CreditReportPlus agrees to only implement Advanced Functionality approved in advance by DealerTrack. Only DealerTrack Participating Customers having relationships with Credit Bureau Report Providers authorizing them to access Credit Reports through DealerTrack may access Advanced Functionality. CreditReportPlus will not, at any time, provide more favorable pricing to any Dealer than it offers to DealerTrack Participating Customers for substantially similar Advanced Functionality, directly or indirectly. Such pricing will be evaluated on both a per-Credit Report and total relationship pricing basis for the Dealer receiving the Advanced Functionality. In the event CreditReportPlus agrees to provide pricing to any Dealer for substantially similar Advanced Functionality that is more favorable than pricing offered to any DealerTrack Participating Customers, CreditReportPlus agrees to immediately amend or cause to be amended each CreditReportPlus Customer Agreement to reflect the more favorable pricing going forward, without any other change to be made to such CreditReportPlus Customer Agreements, the DealerTrack Participating Customer's continuing receipt of Advanced Functionality and DealerTrack's performance under this Agreement being deemed the consideration for such amendment and reduced pricing. CreditReportPlus will inform the DealerTrack Participating Customer of the pricing adjustment using a communication mutually approved by DealerTrack and CreditReportPlus. Nothing in Section 2.4 shall prohibit CreditReportPlus from offering CREDCO customers Advanced Functionality at a different or more favorable price than CreditReportPlus offers Advanced Functionality to non-CREDCO customers. CreditReportPlus agrees that DealerTrack Participating Customers that use a CREDCO Subscriber Code will receive Advanced Functionality at the same price as CREDCO customers who are not DealerTrack Participating Customers.

      2.5 CreditReportPlus System. CreditReportPlus agrees, at its own expense, to modify, enhance, or improve the CreditReportPlus System and to conform to technical requirements that DealerTrack and CreditReportPlus may mutually agree to from time to time. Nevertheless, CreditReportPlus is solely responsible for all matters related to the design, maintenance, and support of the CreditReportPlus System, including functionality relating to the transmission of Credit Reports to the DealerTrack System, security procedures, and all other related matters.

      2.6 Credit Bureau Report Provider Relationships. CreditReportPlus agrees that it will not enter into a "reseller agreement" with a Credit Bureau Report Provider during the Term.

      2.7 Non-Compete. During the Term and for an additional period of twenty-four (24) calendar months thereafter, CreditReportPlus will not, directly or through any Affiliate or Third Party, provide Advanced Functionality for Credit Reports, other than Credit Reports of CreditReportPlus Affiliates, to Dealers via Route One LLC or any Affiliates or successors-in-interest of Route One LLC. This provision will not limit any of DealerTrack's rights under any other agreement or instrument.

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      2.8 CreditReportPlus Assumption of DealerTrack Obligations During
      DealerTrack Service Outages. To the extent the Parties are able to develop and implement mutually agreeable processes and procedures to securely do so, CreditReportPlus will have the right to have DealerTrack Participating Customers access CreditReportPlus directly and bypass the DealerTrack System in providing such Credit Reports to DealerTrack Participating Customers at any time when the Bureau Functionality of the DealerTrack System is unavailable for any material period of time ("DealerTrack Outage Period"). At no other time, and under no other circumstances, will CreditReportPlus provide access to Base Functionality or Enhanced Base Functionality directly to DealerTrack Participating Customers. In the event of a DealerTrack Outage, DealerTrack will immediately take all commercially reasonable steps to identify the cause of the problem, remedy the malperformance, and restore full service as soon as commercially practicable. During a DealerTrack Outage Period, CreditReportPlus will have the right to advise DealerTrack Participating Customers that during the DealerTrack Outage Period, Credit Reports will be temporarily available directly from CreditReportPlus. When DealerTrack restores Bureau Functionality or provides reasonable assurances to CreditReportPlus of it being ready, willing, and able to fully perform, CreditReportPlus will direct the DealerTrack Participating Customers to access Credit Reports via the DealerTrack/CreditReportPlus Interface so that DealerTrack Participating Customers that were provided direct Credit Report access during the DealerTrack Outage Period will resume Credit Report access via the DealerTrack Service. During the DealerTrack Outage Period, DealerTrack will cooperate with CreditReportPlus and provide all information that CreditReportPlus may reasonably request concerning the DealerTrack System, and other functionalities to enable CreditReportPlus to perform the services during the DealerTrack Outage Period. In the event any DealerTrack Outage Period lasts longer than ten (10) calendar days, CreditReportPlus will have the right to terminate this Agreement.

      2.9 DMS Data. In the event CreditReportPlus obtains, directly or indirectly, any DMS Data, CreditReportPlus will either: (a) obtain for DealerTrack at no cost the right to use such DMS Data under terms and conditions substantially similar to that in any agreement between DealerTrack and that DMS provider as of the time CreditReportPlus obtains the right to use such DMS Data ; or (b) refrain from using such DMS Data in developing any Advanced Functionality without DealerTrack's prior consent, which DealerTrack will have the right to grant or deny in its reasonable discretion

      2.10 DealerTrack Requested Changes. To support changes to the CreditReportPlus Service or CreditReportPlus System reasonably requested by DealerTrack and approved by CreditReportPlus within a commercially reasonable timeframe after DealerTrack conveys its desired changes in writing to CreditReportPlus, CreditReportPlus, in its sole discretion may make such changes and the parties will mutually agree as to whether the changes constitute Advanced Functionality or Enhanced Base Functionality. Below are possible responses by CreditReportPlus to a DealerTrack requested change:

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            (i)   CreditReportPlus will agree to support the DealerTrack
                  requested change as Enhanced Base Functionality and charge DealerTrack a reasonable fee for such change;

            (ii) CreditReportPlus will agree to support the DealerTrack requested change as Enhanced Base Functionality and charge the DealerTrack Participating Customer a transaction fee or fixed monthly fee for the change;

            (iii) CreditReportPlus will agree to support the DealerTrack requested change as Enhanced Base Functionality and provide it at no charge to DealerTrack or the DealerTrack Participating Customer;

            (iv) CreditReportPlus will agree to support the DealerTrack requested change as Advanced Functionality and include the change as part of the Advanced Functionality fee;

            (v) CreditReportPlus will agree to support the DealerTrack requested change as Advanced Functionality and charge an incremental fee over and above the Advanced Functionality fee; or

            (vi) CreditReportPlus may not agree to implement the DealerTrack requested change.

      CreditReportPlus may charge DealerTrack reasonable fees for Enhanced Base Functionality, provided that in lieu of DealerTrack paying CreditReportPlus such fees, DealerTrack will have the right to make the requested change directly within the DealerTrack System. DealerTrack will only provide DealerTrack Enhanced Base Functionality (as defined below) changes directly within the DealerTrack System if: (i) DealerTrack has previously requested the change be made by CreditReportPlus; and (ii) the change requested by DealerTrack has not been approved for implementation by CreditReportPlus. In such event, DealerTrack will inform CreditReportPlus of its intention to make the changes at least fourteen
      (14) calendar days prior to its doing so. The Parties acknowledge that DealerTrack is obligated to give ninety (90) days notice of changes to certain DealerTrack Financial Institutions of changes to the DealerTrack System and the Parties will endeavor to implement changes to allow for the 90-day notice period wherever such changes affect a DealerTrack Financial Institution and the 90-day notice period is commercially practicable. For purposes of Sections 2.3, 2.4 and this Section 2.10, and without limitation to the characterization of other changes, any change requested or required by a Repository; or any change by CreditReportPlus to facilitate DealerTrack aggregating Credit Report information with non-Credit Report information; will be, in each case, an Enhanced Base Functionality change. Base Functionality additions or changes made by DealerTrack within the DealerTrack System, pursuant to this Section 2.10, are hereafter referred to as DealerTrack Enhanced Base Functionality. Other than those changes DealerTrack has agreed to consult with CreditReportPlus in advance of the changes, nothing contained in this Agreement will prohibit or restrict DealerTrack from making changes to the DealerTrack System or the DealerTrack Service that DealerTrack determines to be reasonable or necessary for the conduct of its business.

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      DealerTrack will not be required to request CreditReportPlus to make such changes prior to DealerTrack making such changes.

3.    DealerTrack Obligations and Responsibilities.

      3.1 Existing DealerTrack Agreements. Subject to Section 3.2, as soon as reasonably practical after the Live Production Date, DealerTrack will use commercially reasonable efforts to receive all Credit Reports from CREDCO, Equifax, Trans Union, or Experian, via the CreditReportPlus Service. DealerTrack will use commercially reasonable efforts to continue to use the CreditReportPlus Service to receive Credit Reports, provided however the foregoing provisions shall not apply: i) with respect to CreditCheck Products and Enterprise Dealers ; ii) if CreditReportPlus is in default of this Agreement; iii) for any individual Credit Bureau Report Provider, if there is no CreditReportPlus/Credit Bureau Report Provider Agreement in effect with that Credit Bureau Report Provider; or iv) for any individual Credit Bureau Report Provider, if there exists an applicable CreditReportPlus/Credit Bureau Report Provider Agreement and CreditReportPlus is in default thereof. During the Term, DealerTrack agrees to use commercially reasonable efforts to assist CreditReportPlus in negotiating agreements with ADP and other providers of Credit Reports to use the CreditReportPlus Service to deliver Credit Reports to DealerTrack Participating Customers. However, the failure by CreditReportPlus to enter into any such agreement will not be a breach hereof. Nothing contained in this Section 3.1 will require DealerTrack to take or not take any act which act or omission would have the effect of constituting a default under any existing agreement as of the Effective Date to which DealerTrack is a Party or by which any of its assets are bound. Subject to Section 3.7 and the other terms of this Agreement, the obligations of DealerTrack stated herein to use CreditReportPlus to access Credit Reports will apply to the delivery of Credit Reports regardless of where in the DealerTrack Service the User has the capability to access a Credit Report.

      3.2 DealerTrack's Assumption of CreditReportPlus Obligations During CreditReportPlus Service Outages. DealerTrack will have the right to access Credit Reports directly from a Credit Bureau Report Provider and bypass CreditReportPlus in providing such Credit Reports to DealerTrack Participating Customers at any time when any part of CreditReportPlus' System or the DealerTrack/CreditReportPlus Interface are unavailable, service interruptions take place, or CreditReportPlus is otherwise unable to meet the performance standards in the Service Level Agreement for any material period of time ("CreditReportPlus Outage Period"). In such event, CreditReportPlus will immediately take all commercially reasonable steps to identify the cause of the problem, remedy the malperformance, and restore full service as soon as commercially practicable. Until CreditReportPlus does so, DealerTrack will have the right to deliver a message on its web site or by other media advising Dealers that during the CreditReportPlus Outage Period, Advanced Functionality will be temporarily unavailable. When CreditReportPlus restores operations or provides reasonable assurances to DealerTrack of it being ready, willing, and able to fully perform, DealerTrack will make available to CreditReportPlus all information it obtains from Credit Reports during the CreditReportPlus Outage Period (subject to any limitations contained in the applicable DealerTrack Credit Bureau Report

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

      Provider Agreement) and CreditReportPlus will promptly generate Advanced Functionality from such information for all DealerTrack Participating Customers that so request it as well as retaining such information in the same manner and for the same period of time that it retains such information absent a service interruption. During the CreditReportPlus Outage Period, CreditReportPlus will cooperate with DealerTrack and provide all information that DealerTrack may reasonably request concerning the CreditReportPlus System to enable DealerTrack to perform the services during the CreditReportPlus Outage Period. In the event any CreditReportPlus Outage Period lasts longer than ten (10) calendar days, DealerTrack will have the right to terminate this Agreement.

      3.3 Subscriber Codes. To the extent permitted by Applicable Law and the applicable DealerTrack Credit Bureau Report Provider Agreement: (a) DealerTrack will provide to CreditReportPlus on or prior to thirty (30) days from the Effective Date, a master list of those Subscriber Codes that are necessary for CreditReportPlus to access Credit Report information for DealerTrack Participating Customers; and (b) in connection with each Credit Report request, DealerTrack agrees to make available the Subscriber Code for the DealerTrack Participating Customer making the Credit Report request. DealerTrack will maintain DealerTrack Participating Customer Subscriber Codes provided to DealerTrack in accordance with a CreditReportPlus/Credit Bureau Report Provider Agreement in the DealerTrack database for the purposes of performing its obligations under this Agreement and for such other purposes as may be permitted or required by the CreditReportPlus/Credit Bureau Report Provider Agreements.

      3.4 Enhanced Base Functionality and Advanced Functionality. DealerTrack will review for approval written proposals from CreditReportPlus for Enhanced Base Functionality and Advanced Functionality other than those required by Applicable Law or as required by the Credit Bureau Report Providers under the terms of the CreditReportPlus/Credit Bureau Report Provider Agreement. DealerTrack will respond to such proposals within a reasonable time (for top-line concepts, generally not later than fourteen
      (14) calendar days from receipt) which responses may consist of a request for commercially reasonable additional time to review or make alternative proposals if DealerTrack does not approve the proposal made by CreditReportPlus. CreditReportPlus will respond in a like reasonable time and manner to DealerTrack's alternative proposals and the Parties will work together to complete the approval and execution process in a commercially reasonable and timely manner. In the event either Party does not respond to written proposals or counterproposals in a timely manner, the requesting Party will have the right to notify the Executive Vice President or President of the other Party at the address set forth herein for notices, and advise such person of the failure to respond and request a prompt response. If a response is not forthcoming within five (5) business days of the Executive Vice President's or President's receipt of notice, the requesting party may notify the Chief Executive Officer of the other Party and request a response. If the other Party still fails to respond within a succeeding three (3) business day period, the proposal will be deemed accepted on the terms proposed.

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      3.5 DealerTrack System; User Interface. DealerTrack agrees, at its own expense, to modify, enhance, and improve the DealerTrack System and to conform to technical requirements to which DealerTrack and CreditReportPlus may mutually agree upon from time to time. Nevertheless, DealerTrack is solely responsible for all matters related to the design, maintenance and support of the DealerTrack System, including functionality relating to the receipt of Credit Reports by the DealerTrack System and via the CreditReportPlus Service, security procedures and all other related matters.

      3.6 Credit Bureau Report Provider Requirements. In the event DealerTrack is not a party to a CreditReportPlus/Credit Bureau Report Provider Agreement, DealerTrack will comply with certain terms of the CreditReportPlus/Credit Bureau Provider Agreement as the Parties mutually agree.

      3.7 Acquisitions.

            (a) Exercise of Option by CREDCO. If: (i) any DealerTrack Company obtains Control of an entity that is not an Affiliate as of the Effective Date (each a "New Affiliate"), (ii) such New Affiliate is in the business of providing Credit Reports to Dealers in the Territory; and (iii) CREDCO has exercised the Option (as that term is defined in Section 6.4.1 of the First Amendment to Joint Marketing Agreement effective March 19, 2003 between CREDCO and DealerTrack), DealerTrack will use commercially reasonable efforts to cause such New Affiliate to enter into agreements with CreditReportPlus if such New Affiliate utilizes the DealerTrack Service for access to or for delivery of Credit Reports and for which CreditReportPlus provides an interface to such New Affiliate's system. DealerTrack will use commercially reasonable efforts to cause New Affiliates that provide or deliver Credit Reports via a means other than the DealerTrack Service to use the CreditReportPlus Service and the DealerTrack/CreditReportPlus Interface on similar terms to this Agreement. If CREDCO exercises the Option and such New Affiliate enters into an agreement with CreditReportPlus, the New Affiliate's Credit Report Transmission volume will be combined with DealerTrack's Credit Report Transmission volume for purposes of calculating the Repository compensation due from CreditReportPlus pursuant to Section 6.2, and the Tier 1 Credit Reports level will not be adjusted upward to include such new volume to be processed through the DealerTrack/CreditReportPlus Interface.

      (b) Non-exercise of Option by CREDCO. If: (i) any DealerTrack Company obtains Control of a New Affiliate, (ii) such New Affiliate is in the business of providing Credit Reports to Dealers in the Territory; and
      (iii) CREDCO has not exercised the Option, DealerTrack will use commercially reasonable efforts to cause such New Affiliate to enter into agreements with CreditReportPlus if such New Affiliate utilizes the DealerTrack Service for access to or for delivery of Credit Reports and for which CreditReportPlus provides an interface to such New Affiliate's system. For New Affiliates for which CREDCO does not exercise the Option, DealerTrack will use commercially reasonable efforts to cause New Affiliates that provide or deliver Credit Reports via a means other than the DealerTrack Service to use the CreditReportPlus Service and the DealerTrack/CreditReportPlus Interface on mutually agreeable terms. If

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

      such New Affiliate enters into an agreement with CreditReportPlus, the New Affiliate's Credit Report Transmission volume will be combined with DealerTrack's Credit Report Transmission volume for purposes of calculating the Repository compensation due from CreditReportPlus pursuant to Section 6.2, and the Tier 1 Credit Reports level will be adjusted upward by the Credit Report volume for the New Affiliate Dealers as of the calendar month during which the respective DealerTrack Company obtained control of the New Affiliate and that are processing through the DealerTrack/CreditReportPlus Interface in the given month. However, if CREDCO has not exercised the Option, nothing contained herein will require such entities to do business with CreditReportPlus.

      4. Mutual Obligations.

      In addition to the obligations and responsibilities of the Parties set out in Sections 2 and 3 of this Agreement, the Parties agree as follows:

      4.1 Cooperation. Each Party agrees to use commercially reasonable efforts to work with the other Party to maintain the connections necessary for DealerTrack Participating Customers to access the CreditReportPlus Service by providing the necessary information to the other Party as set forth in a Systems Specifications document including access, format and translation information.

      4.2 Development and Maintenance of Systems. Each Party agrees to use commercially reasonable efforts to develop the DealerTrack/CreditReportPlus Interface and maintain its System so that, subject to the other Party's performance of its obligations under this Agreement, the DealerTrack/CreditReportPlus Interface will process Data in accordance with the reasonable requirements for each Credit Bureau Report Provider.

      4.3 Virus Protection and Other System Security. Each Party agrees to operate and manage its System in such a manner as to keep it from degrading the performance of, or otherwise materially and adversely impacting, the CreditReportPlus System, DealerTrack System, the CreditReportPlus Service, the DealerTrack Service or the DealerTrack/CreditReportPlus Interface, as applicable, by the introduction of: (a) intentionally injurious instructions (e.g. systems "viruses") that are designed to modify, damage, delete or disable the CreditReportPlus System, the DealerTrack System, the CreditReportPlus Service, the DealerTrack Service or the DealerTrack/CreditReportPlus Interface, as applicable; or (b) code that triggers a harmful or inadvertent modification, shut down or disablement of the CreditReportPlus System, the DealerTrack System, the CreditReportPlus Service, the DealerTrack Service or the DealerTrack/CreditReportPlus Interface, as applicable. In the event of such degradation or adverse impact, upon notification from the affected Party, the degrading Party will promptly terminate those processes causing such degradation or adverse impact and will implement as soon as is reasonably commercially practicable any necessary changes to its System to reasonably prevent such degradation or adverse impact from continuing or reoccurring. Each Party will cooperate in good faith with the other Party as reasonably appropriate to assist each other in meeting the obligations under this Section 4.3. Notwithstanding the foregoing, in the event the continued use of the other Party's system presents a material risk of

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      substantial damage to a Party's System or business reputation, the impacted Party will have the right to temporarily terminate the other Party's use of the DealerTrack/CreditReportPlus Interface, until such changes are made.

      4.4 Credit Report Access Restriction. Each Party agrees to restrict access to Credit Reports on its respective System, to Users logging in with the proper identification codes and password(s). Each Party will use commercially reasonable efforts to cause its respective System to be safeguarded against "hacker" intrusions or other unauthorized uses and each Party will be responsible for complying with consumer notice laws or other provisions of Applicable Law in the event of unauthorized access or use. Each Party will be solely responsible for any additional security measures it reasonably determines that it needs to take.

      4.5 Notices of Security Risks. Each Party will promptly notify the other Party of any known material security breaches or holes in the Systems or the DealerTrack/CreditReportPlus Interface, which may have a material adverse impact on the other Party or any DealerTrack Participating Customers.

      4.6 Database Security, Privacy and Security Audits. Each Party will use commercially reasonable efforts to maintain logically and physically secure, monitored operational environments and systems for the processing and storage of transaction and other Data pursuant to this Agreement, in compliance with applicable regulatory requirements and Safety and Soundness Report No. 70 ("SAS 70"), or a substantially equivalent standard, including the maintenance of redundant firewall systems with frequently updated firewall rule sets, virus and patch management, and the monitoring of the systems, servers and firewalls for actual and attempted intrusions. The Parties will comply in all material respects with the Credit Bureau Report Providers' security requirements (including encryption, limiting, and tracking database access, audit trails, firewalls, etc.) and requirements for gaining access to and restricting use of information received from Credit Bureau Report Providers. Upon reasonable prior notice, each Party will provide to Credit Bureau Report Providers reasonable access to its personnel and records for the purposes of the conduct of a security audit of its procedures, controls, privacy policies, compliance, and operations relating to the receipt, maintenance and use of information provided by the Credit Bureau Report Provider. Prior to the conduct of any security audit, the Credit Bureau Report Provider or their designated agent that desires to conduct the audit will be required to execute a Confidentiality Agreement in a form reasonably acceptable to the Party being audited. CreditReportPlus will permit DealerTrack to conduct a security audit in the event DealerTrack reasonably believes or suspects that appropriate security procedures are not in place, are inadequate, or may have been compromised with respect to any transaction. DealerTrack will permit CreditReportPlus to conduct a security audit of the DealerTrack System in the event CreditReportPlus reasonably believes or suspects that appropriate security procedures are not in place, are inadequate, or may have been compromised with respect to any transaction. All security audits will be reasonably limited to an examination of records, procedures, audit trails, access logs, policies, operations, compliance, testing, and personnel involved in the conduct of data flow, record maintenance, database access, and other persons within the

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      organization (and any contractors or subcontractors involved) whose work is reasonably relevant to the subject matter of the audit. The auditing Party or Credit Bureau Report Provider, as applicable, will share its findings with the Party being audited and the Party being audited will make commercially reasonable efforts to rectify any material deficiencies identified by the audit that the audited Party verifies to be continuing and that provide a material risk to the audited Party's information security.

      4.7 Data. Each Party acknowledges and agrees that it will not store, archive, copy or otherwise retain Credit Reports or any information therein for non-CREDCO Products for any period in excess of the time period stated in the applicable DealerTrack Credit Bureau Report Provider Agreement or in the CreditReportPlus/Credit Bureau Report Provider Agreements or as permitted by the applicable DealerTrack Dealer in accordance with its agreements with its Credit Bureau Report Providers or such other time period as the Parties may mutually agree. DealerTrack agrees that it will not store, archive, copy or otherwise retain CREDCO Products or any information therein for any period in excess of the time period to which DealerTrack must adhere under the DealerTrack-CREDCO Agreement. However, in the event either Party is compelled by legal process to retain or disclose any Data, it will have the right to do so to the extent necessary to comply with the legal process, provided that, if permitted by Applicable Law, such Party will inform the other Party as soon as reasonably possible prior to disclosing such Data.

      4.8 Notices of Certain Software Modifications. In the event that either Party makes any generally released modifications to such Party's Software, and such modifications make changes to the other Party's System necessary or advisable, the Party making the modifications shall give the other Party notice of the modifications and the schedule for implementation of such modifications shall be mutually agreed upon unless: (a) such modification is necessary to comply with Applicable Law in which event the modification will be made as soon as commercially practicable after the provision of Applicable Law requiring the change becomes effective; and
      (b) in the event the modification affects DealerTrack Financial Institutions, the Parties acknowledge that DealerTrack is obligated to give at least ninety (90) days notice of changes to certain DealerTrack Financial Institutions of changes to the DealerTrack System and the Parties will endeavor to implement changes to allow for at least a 90 -day notice period wherever such changes affect a DealerTrack Financial Institution and the 90-day notice period is commercially practicable.

            (a) Subject to Sections 2.3 and 2.4, with respect to changes to either Party's System which are deemed necessary by such Party, in such Party's discretion: (a) DealerTrack shall be responsible, at its expense, for making the necessary changes to the DealerTrack System; and (b) CreditReportPlus shall be responsible, at its expense, for making the necessary changes to the CreditReportPlus System. The Parties shall establish a mutually agreeable schedule for making such changes properly and in a timely manner.

            (b) Subject to Sections 2.3 and 2.4, with respect to changes to a Party's System which are deemed advisable, but not necessary by such Party in its discretion, the

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      other Party shall not be required to implement changes to its System. If the other Party elects to implement the changes, at such other Party's expense, upon the request of the Party making the changes, the Parties shall establish a mutually agreeable schedule for making such changes to their respective Systems, with the objective of making such changes properly and in a manner that allows both Parties to begin to utilize the additional or changed functionality resulting from the changes within a reasonable timeframe. The foregoing notwithstanding, neither Party shall be responsible for any interruption in the other Party's use of the DealerTrack/CreditReportPlus Interface prior to the other Party's implementation of the appropriate changes to the other Party's System or caused by the other Party's failure to implement the appropriate changes to the other Party's System. If the other Party elects not to implement the changes, the Party initiating the change shall not be responsible for the inability of the other Party to utilize additional or changed functionality of the initiating Party's System or DealerTrack/CreditReportPlus Interface that would be available with such changes.

      4.9 Permissible Purpose for Credit Reports; Compliance with Applicable Law. In order to receive Credit Reports, each DealerTrack Participating Customer must have and continue to have, a permissible purpose under Applicable Law. CreditReportPlus and DealerTrack agree that CreditReportPlus' and DealerTrack's marketing and other communications to prospective and actual DealerTrack Participating Customers will accurately reflect these requirements, if applicable. To the extent that DealerTrack or CreditReportPlus distributes marketing or other communications to prospective and actual DealerTrack Participating Customers, such material and communications will comply with Applicable Law. CreditReportPlus represents, warrants and covenants to DealerTrack, and DealerTrack represents, warrants and covenants to CreditReportPlus that its performance of this Agreement will at all times comply with Applicable Law. CreditReportPlus and DealerTrack will each be responsible for its own compliance with all Applicable Law affecting its performance of this Agreement. Without limiting the generality of the foregoing, CreditReportPlus will be liable to DealerTrack for all materials and information it provides to DealerTrack being in full compliance with Applicable Law. Without limiting the generality of the foregoing, DealerTrack will be liable to CreditReportPlus for all materials and information it provides to CreditReportPlus being in full compliance with Applicable Law.

      4.10 Customer Service. During a DealerTrack Outage Period or a CreditReportPlus Outage Period, the Party not experiencing the Outage will use commercially reasonable efforts to handle all customer service. Other than during such Outages, customer service responsibilities for DealerTrack Participating Customers will be assigned based on the DealerTrack Participating Customer's mode of accessing Credit Reports. CreditReportPlus will have the responsibility to provide customer service to DealerTrack Participating Customers that use Subscriber Codes generated as a result of CreditReportPlus/Credit Bureau Report Provider Agreements with TransUnion, Equifax, or Experian, other than Dealers that are Enterprise Dealers. CreditReportPlus will also provide customer service to DealerTrack Participating Customers that use CREDCO Subscriber Codes for accessing Credit Reports. DealerTrack will provide customer service to DealerTrack Participating Customers that use CreditCheck Products, a Direct

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      Credit Bureau Report Provider Connection or an Enterprise Subscriber Code.
      DealerTrack Participating Customers that switch their modes from their original modes of accessing Credit Bureaus will be provided customer service by the Party responsible for the mode relied upon by the DealerTrack Participating Customer at the time of the needed service. All customer service will meet the performance standards set forth in the Service Level Agreement which the Parties will execute as of even date herewith. Without limiting the generality of the foregoing, the Party responsible for customer service will facilitate entry of the applicable Subscriber Codes into the DealerTrack System for DealerTrack Participating Customers that desire the Base Functionality or the Enhanced Base Functionality. For DealerTrack Participating Customers that switch their Credit Bureau Report Provider relationship, the new Party responsible for customer service will facilitate entry of the applicable Subscriber Codes into the DealerTrack System for DealerTrack Participating Customers that desire the Base Functionality or the Enhanced Base Functionality. To establish a new relationship or change the existing Subscriber Code, the Party responsible for customer service will first obtain the DealerTrack Participating Customer's written directive to sign-up or switch on a form approved by DealerTrack and CreditReportPlus. Upon doing so, the responsible Party will make the appropriate change in the DealerTrack Participating Customer's Subscriber Code to DealerTrack's System. If CreditReportPlus is the Party making the change, CreditReportPlus will advise DealerTrack of each DealerTrack Participating Customer change on a daily basis. If DealerTrack is the Party making the change, DealerTrack will advise CreditReportPlus of each DealerTrack Participating Customer change on a daily basis. DealerTrack will have the right to override any Subscriber Code entered by CreditReportPlus if it is requested by the DealerTrack Participating Customer in writing to do so or for other good cause shown. In such event, DealerTrack will advise CreditReportPlus of the override within one (1) business day.

      4.11 Telecommunications. The Parties will each be responsible for their individual fees and charges incurred in connection with telecommunications between the Parties. However, the Parties will mutually agree upon the actual method of telecommunication.

      4.12 DealerTrack/CreditReportPlus Interface. With respect to the development of the DealerTrack/CreditReportPlus Interface, DealerTrack and CreditReportPlus shall perform their respective responsibilities as set forth in this Section 4.12.

            (a) The Parties shall consult with each other on a continuing basis and as reasonably necessary to finalize a time-line for performance of the respective responsibilities of each Party relating to the development of the DealerTrack/CreditReportPlus Interface, which may be documented in one or more Interface Development Schedules, with the objective of finalizing such time-lines as soon as is commercially practicable. The Parties shall schedule the dates for completion of such responsibilities. Both Parties shall proceed with their respective responsibilities as set forth in each Interface Development Schedule in a diligent manner and shall use commercially reasonable efforts to allocate such skilled personnel and other resources to the project as shall be necessary to complete the development of the Interface in accordance with the Interface Development Schedule.

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            (b) DealerTrack and CreditReportPlus shall cooperate reasonably and in good faith with respect to such issues that may arise from time to time in connection with the development of the DealerTrack/CreditReportPlus Interface, to the extent that specific responsibility has not been designated to one Party or the other in this Agreement.

      4.13 Maintenance Support. The Parties will provide support to each other in maintaining the DealerTrack/CreditReportPlus Interface as set forth in the Service Level Agreement. The Service Level Agreement may be modified by the Parties from time to time by mutual written agreement and each Party will at all times maintain at least the minimum service level standards set forth in the Service Level Agreement.

      4.14 Canada. The Parties will negotiate in good faith during the initial 12-month period of the Term in an effort to reach a mutually acceptable arrangement for the development of a service arrangement similar to that provided herein with respect to Dealers and Credit Report transactions in Canada. However, neither Party will be obligated to enter into such an arrangement. In addition, either Party may negotiate, request, or require terms different for any location outside of the Territory, including Canada.

      4.15 Mutual Consent to Receive Unsolicited Facsimile Advertisements. Each Party consents to receiving unsolicited advertisements by facsimile from the other Party at the following facsimile numbers. For DealerTrack:
      (until February 28, 2005) - 631-574-4548; on or after February 28, 2005 at a facsimile number to be provided on or prior to such time. For CreditReportPlus (until November 15, 2004) - 301-362-6312; on or after November 15, 2004 at a facsimile number to be provided on or prior to such time.

5.    Marketing Activities.

      5.1 Promotional and User Materials. CreditReportPlus will provide reasonable assistance to DealerTrack in developing and producing material promoting the CreditReportPlus Service, including providing materials that DealerTrack may use to develop a User manual. However, CreditReportPlus acknowledges that DealerTrack is and will continue to be obligated under contractual provisions, as of the Effective Date, which restrict its ability to market or promote the CreditReportPlus Service to certain Dealers. Nothing contained in this Agreement will require DealerTrack to market the CreditReportPlus Service or take any other action that DealerTrack determines may constitute a breach of any such obligations.

      5.2 Name Usage. DealerTrack will not publish, distribute, or otherwise release any written materials mentioning CreditReportPlus by name or concerning the CreditReportPlus Service (other than materials prepared by CreditReportPlus) to prospective or actual DealerTrack Participating Customers without CreditReportPlus' prior approval provided, however, that DealerTrack will have the ability to mention in promotional materials that the CreditReportPlus Service is available through the DealerTrack System. CreditReportPlus will not publish, distribute, or otherwise release any written materials mentioning DealerTrack by name or concerning the DealerTrack

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      System (other than materials prepared by DealerTrack) to prospective or actual CreditReportPlus Customers without DealerTrack's prior approval; provided, however, that CreditReportPlus will have the ability to mention in promotional materials that the CreditReportPlus Service is available on the DealerTrack System. Notwithstanding the foregoing, each Party will have the right to withdraw any approvals granted by it under this Section 5.2, and/or the other Party's ability to mention its name under this Section, as it determines to be reasonably necessary to protect its goodwill, reputation or Intellectual Property rights.

      5.3 Reporting. The Parties will mutually agree as to the type and content of reporting required under this Agreement and the frequency and method of distributing such reports. Such reports may include: (a) monthly activity reports summarizing transaction counts by DealerTrack Participating Dealer by date; (b) periodic reports containing enough information to determine the Converted Dealer Tier 1 Volume and Converted Dealer Tier 2 Volume; and
      (c) mutually acceptable reports to enable CreditReportPlus to increase Credit Report utilization on the DealerTrack Service. All activity reports will be deemed Confidential Information of the Parties, any list of DealerTrack Dealers is Confidential Information of DealerTrack, and any list of CreditReportPlus Advanced Functionality Customers is Confidential Information of CreditReportPlus. In each case, such Confidential Information is subject to Section 12 of this Agreement.

6.    Compensation.

      6.1 CREDCO, CreditMaster and CreditCheck Compensation. For the avoidance of doubt, the Parties herein acknowledge and agree that the DealerTrack-ADP Agreement will govern compensation to DealerTrack Companies for the delivery of CreditCheck Products to DealerTrack Participating Customers using the CreditCheck Products and that the DealerTrack-CREDCO Agreement will govern compensation to the DealerTrack Companies for the delivery of CREDCO Products and CreditMaster Products to the DealerTrack Participating Customers using the CREDCO Products or CreditMaster Products. The Parties also acknowledge that DealerTrack will maintain agreements with other Credit Bureau Report Providers for the purposes permitted by Section 3.1 of this Agreement.

      6.2 Repository Compensation

            (a) CreditReportPlus will pay DealerTrack a fee calculated as fifty percent (50%) of the Credit Bureau Report Provider Fee per Tier 2 Credit Report calculated and payable on a monthly basis for the period commencing on the date hereof and continuing on a monthly basis for a period through and including December, 2004. Such fee will be payable in monthly installments in accordance with the payment terms in Section 6.4 but the totality of such monthly payments will constitute but one fee due under this Agreement for which DealerTrack's rights will be earned as of the Effective Date.

            (b) For each Credit Report that is transmitted to a DealerTrack Participating Customer through the DealerTrack System subject to a CreditReportPlus/Credit Bureau

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

      Report Provider Agreement ("Credit Report Transmission") during each calendar month of the Term:

                  (i) CreditReportPlus will pay DealerTrack one hundred percent (100%) of the Credit Bureau Report Provider Fee for the Tier 1 Credit Reports each month; and

                  (ii) CreditReportPlus will pay DealerTrack fifty percent (50%) of the Credit Bureau Report Provider Fee for the Credit Reports in excess of the Tier 1 Credit Reports each month.

            (c) For each Credit Report Transmission using any Enhanced Base Functionality for which CreditReportPlus receives any fee (including any fee from a Dealer for access to the CreditReportPlus System or any per-Credit Report fee paid by the Dealer to CreditReportPlus), CreditReportPlus will pay DealerTrack fifty percent (50%) of the fee for that Enhanced Base Functionality. For each Credit Report Transmission using any Base Functionality or Enhanced Base Functionality for which DealerTrack receives any fee from an entity other than CreditReportPlus (including any fee from a Dealer for access to the CreditReportPlus System or any per-Credit Report fee paid by the Dealer to DealerTrack), DealerTrack will pay CreditReportPlus fifty percent (50%) of the fee for that Base Functionality or Enhanced Base Functionality, but no part of any fee for DealerTrack Enhanced Base Functionality.

            (d) Notwithstanding Section 6.2(b), in the event a Credit Bureau Report Provider pays DealerTrack for a Credit Report transmitted through the DealerTrack System using the DealerTrack/CreditReportPlus Interface, DealerTrack will remit the amount thereof in excess of the amount of such Credit Bureau Report Provider Fee owing to DealerTrack under this Agreement.

      6.3 Advanced Functionality Subscription Fees. CreditReportPlus may, in its sole discretion, charge CreditReportPlus Customers for their subscription to Advanced Functionality pursuant to separate contracts between CreditReportPlus and CreditReportPlus Customers. Subject to Section 2.4, CreditReportPlus, in its sole discretion will determine the fees CreditReportPlus Customers will be charged for the Advanced Functionality. CreditReportPlus shall retain 100% of the Advanced Functionality subscription fees. In the event DealerTrack and CreditReportPlus mutually agree that DealerTrack shall sell Advanced Functionality to DealerTrack Participating Customers, the Parties will mutually agree on the compensation to DealerTrack for such activity.

      6.4 DealerTrack Enhanced Base Functionality Fees. DealerTrack may, in its sole discretion, charge DealerTrack Participating Customers for their subscription to DealerTrack Enhanced Base Functionality pursuant to separate contracts between DealerTrack and DealerTrack Participating Customers. DealerTrack, in its sole discretion will determine the fees DealerTrack Participating Customers will be charged for the DealerTrack Enhanced Base Functionality. DealerTrack shall retain 100% of the DealerTrack Enhanced Base Functionality subscription fees.

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      6.5 Payments and Payment Terms.

            (a) CreditReportPlus will remit to DealerTrack all amounts due and payable by CreditReportPlus to DealerTrack pursuant to Section 6 of this Agreement ("DealerTrack Fees") within five (5) business days following the actual day fees are received by CreditReportPlus from the applicable Credit Bureau Report Provider and within five (5) business days following the end of the calendar month in which the actual fees are received by CreditReportPlus from Dealers. CreditReportPlus will diligently pursue collection of all amounts due from Credit Bureau Report Providers and Dealers if such amounts are not paid on the due dates stated in their respective agreements. If any act or omission of CreditReportPlus provides an offset or credit to a sum otherwise owing from a Credit Bureau Report Provider or Dealer to CreditReportPlus, CreditReportPlus will pay DealerTrack as if such offset or credit did not exist. If a Credit Bureau Report Provider refunds or reverses a fee with respect to which CreditReportPlus has paid a DealerTrack Fee, CreditReportPlus will have the right to make appropriate adjustments to subsequent DealerTrack Fees. If CreditReportPlus fails to pay any amount due within the period referenced above, late charges assessed at the lesser of 1 1/2% per month, or the maximum amount permissible by Applicable Law will also become due and payable from the due date through and including the date of payment. For this purpose, sums paid by CreditReportPlus to DealerTrack will be applied first to outstanding late charges, and then to monthly amounts owing but not paid. DealerTrack's assessment or collection of late charges will be without prejudice or limitation to any other rights and remedies of DealerTrack under this Agreement or pursuant to Applicable Law.

      (b) DealerTrack will remit to CreditReportPlus all amounts due and payable by DealerTrack to CreditReportPlus pursuant to Section 6 of this Agreement ("CreditReportPlus Fees") within five (5) business days following the actual day fees are received by DealerTrack from the applicable Credit Bureau Report Provider and within five (5) business days following the end of the calendar month in which the actual fees are received by DealerTrack from Dealers. DealerTrack will diligently pursue collection of all amounts due from Credit Bureau Report Providers and Dealers if such amounts are not paid on the due dates stated in their respective agreements. If any act or omission of DealerTrack provides an offset or credit to a sum otherwise owing from a Credit Bureau Report Provider or Dealer to DealerTrack, DealerTrack will pay CreditReportPlus as if such offset or credit did not exist. If a Credit Bureau Report Provider refunds or reverses a fee with respect to which DealerTrack has paid a CreditReportPlus Fee, DealerTrack will have the right to make appropriate adjustments to subsequent CreditReportPlus Fees. If DealerTrack fails to pay any amount due within the period referenced above, late charges assessed at the lesser of 1 1/2% per month, or the maximum amount permissible by Applicable Law will also become due and payable from the due date through and including the date of payment. For this purpose, sums paid by DealerTrack to CreditReportPlus will be applied first to outstanding late charges, and then to monthly amounts owing but not paid. CreditReportPlus' assessment or collection of late charges will be without prejudice or limitation to any other rights and remedies of CreditReportPlus under this Agreement or pursuant to Applicable Law.

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7.    Staffing and Resources.

      7.1 Project Manager. Not later than ten (10) calendar days after the Execution Date, each Party will designate one person and one alternate to serve as its "Project Manager" with respect to implementing this Agreement. The Project Manager will have sufficient knowledge and authority to implement this Agreement. Either Party may change its Project Manager or the alternate at any time by giving notice to the other Party. In the event either Party is dissatisfied with the other Party's Project Manager for good cause shown, the other Party will replace the Project Manager with an acceptable substitute within a reasonable period of time, not to exceed sixty (60) calendar days from request of the other Party, unless the other Party consents to a longer period of time.

      7.2 Staffing and Resources. At all times during the Term, each Party will be responsible for dedicating appropriate and sufficient staffing and resources to meet its obligations under this Agreement.

8.    Term and Termination.

      8.1 Term and Termination for Lapse of Time. The term of this Agreement will begin on the Effective Date, and will continue through and including March 19, 2010 (the "Initial Term") unless sooner terminated as provided below. Upon expiration of the Initial Term, unless terminated by either Party by notice of non-renewal given not less than one hundred and eighty
      (180) calendar days prior to the expiration of the Initial Term, this Agreement will automatically renew for successive one (1) year terms (each a "Renewal Term") without further action by either Party. During any Renewal Term, either Party may terminate this Agreement, effective at the end of such Renewal Term, by notice of termination given not less than one hundred and eighty (180) calendar days prior to the expiration of such Renewal Term. The "Term" of this Agreement includes the Initial Term and any subsequent Renewal Terms.

      8.2 DealerTrack's Right of Termination for Cause. This Agreement may be terminated immediately by DealerTrack for cause by notice to CreditReportPlus upon the occurrence of any of the following events: (a) if CreditReportPlus ceases to do business, or otherwise terminates its business operations; (b) if CreditReportPlus fails to promptly secure or renew any material license, registration, permit, authorization, or approval for the conduct of its business in the manner contemplated by this Agreement, or if any necessary license, registration, permit, authorization, or approval is revoked or suspended and not reinstated within thirty (30) calendar days of such revocation or suspension; (c) if CreditReportPlus breaches any material provision of this Agreement and fails to fully cure such breach within thirty (30) calendar days of notice describing the breach; (d) if CreditReportPlus becomes insolvent, or seeks protection under any bankruptcy, receivership, trustee, creditor's arrangement composition, or comparable state or federal proceeding, or if any such proceeding is instituted against CreditReportPlus and is not dismissed within thirty (30) calendar days of its commencement; (e) in the event of termination of the DealerTrack-CREDCO Agreement; (f) in the circumstances described in Sections 2.1, 2.8, and 11 of this Agreement; or
      (g) in the event Control of CreditReportPlus is transferred to an entity other than a current Affiliate of The First

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      American Corporation. If First American Corporation is going to transfer
      Control of CreditReportPlus to an Affiliate other than a current Affiliate of The First American Corporation, First American must first obtain the approval of DealerTrack.

      8.3 CreditReportPlus' Right of Termination for Cause. This Agreement may be terminated immediately by CreditReportPlus for cause by notice to the DealerTrack upon the occurrence of any of the following events: (a) if DealerTrack ceases to do business, or otherwise terminates its business operations; (b) if DealerTrack fails to promptly secure or renew any material license, registration, permit, authorization, or approval for the conduct of its business in the manner contemplated by this Agreement, or if any necessary license, registration, permit, authorization, or approval is revoked or suspended and not reinstated within thirty (30) calendar days of such revocation or suspension; (c) if DealerTrack breaches any material provision of this Agreement and fails to fully cure such breach within 30 calendar days of notice describing the breach; (d) if DealerTrack becomes insolvent, or seeks protection under any bankruptcy, receivership, trustee, creditor's arrangement composition or comparable state or federal proceeding, or if any such proceeding is instituted against DealerTrack and is not dismissed within thirty (30) calendar days of its commencement; or (e) in the circumstances described in Sections 3.2 or 11 of this Agreement.

      8.4 Termination Right for Non-Use by Dealers. Notwithstanding anything to the contrary in this Agreement, after the Live Production Date, this Agreement will automatically terminate if during the Initial Term or any Renewal Term there are no DealerTrack Participating Customers using the DealerTrack/CreditReportPlus Interface to access the CreditReportPlus Service for a period of ninety (90) calendar days.

      8.5 Wind-Down. Upon any termination of this Agreement for any reason, the Parties will mutually cooperate to effectuate a seamless conversion of systems and operations from the CreditReportPlus System to the DealerTrack System with minimal disruption to DealerTrack Participating Customers. During such time, each Party will maintain the operation of its System and DealerTrack will provide the DealerTrack Services and CreditReportPlus will provide the CreditReportPlus Services to DealerTrack Participating Customers on the terms provided for in this Agreement and each Party will continue to make improvements and enhancements to the same degree as during the Term. Each DealerTrack Participating Customer will retain the right to use the Advanced Functionality pursuant to the terms of its agreement to do so until the earlier of: (a) the scheduled expiration of the Dealer's agreement for Advanced Functionality; (b) such time as DealerTrack converts the DealerTrack Participating Customer to an alternative system; or (c) one year from the termination of this Agreement (the "Wind-Down Period"). During such time, each Party will continue to have a license under Section 9 to interface with the other Party's System and each Party will otherwise operate as if this Agreement were still in effect. During the Wind-Down Period, each Party shall maintain and make enhancements to the operation of the DealerTrack/CreditReportPlus Interface and CreditReportPlus will provide the CreditReportPlus Service to DealerTrack Participating Dealers upon the terms stated herein. In addition, upon termination of this Agreement, the Parties will have the duties set forth in Section 12.6 regarding the return

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      or destruction of Confidential Information. The Sections identified in
      Section 17.9 of this Agreement will survive termination of this Agreement.

9.    Licenses; Proprietary Rights

      9.1 Reciprocal Licenses in Confidential Information. In accordance with the terms of this Agreement and for the Term, the Parties agree to provide each other with a non-exclusive and non-transferable, license to use the Confidential Information provided by the other Party in any Systems Specifications document for the sole purpose of providing integration support for DealerTrack Participating Customers and the CreditReportPlus Service and otherwise complying with the provisions of this Agreement. Neither Party will make any changes or modifications to the other's System, nor any Systems Specifications document, except as directed and approved by both Parties in writing.

      9.2 Reciprocal Licenses in Marks. In accordance with the terms of this Agreement and for the Term, each Party grants the other a non-exclusive and non-transferable license to use the other Party's Marks for the sole purposes of: (a) identifying that the Party has access to the other Party's System through the DealerTrack/CreditReportPlus Interface (whether in print, electronically or otherwise); and (b) performing its obligations under this Agreement.

      9.3 Acknowledgement of Rights in Property. The Parties understand and agree that each is the exclusive owner of, holds and will retain, all right, title, and interest in and to their respective Confidential Information, Intellectual Property, Software, Systems, and any other equipment, software, hardware, materials, or information provided by that Party, including any enhancements, upgrades, improvements, changes, modifications, revisions, or derivative works made to the same from time to time and all versions, and any enhancements conceived, made, or implemented during all phases of development including any enhancements suggested by one of the Parties or its Users (the "Property"), and the other Party will have no ownership or use rights in that Property, except as set forth in this Agreement. The Parties agree that upon the other Party's request and at the requesting Party's expense, to assign to the requesting Party in writing any proprietary interest that may be conferred upon that Party by law in any such enhancements, upgrades, improvements, changes, revisions, modifications, and derivative works to the requesting Party's Property.

      9.4 Prohibited Uses of Property. Notwithstanding anything to the contrary in this Agreement, no Party will use the other Party's Property in a manner that it knows or reasonably believes: (a) disparages the other Party, its products or services; or (b) portrays the other Party, its products or services in a false or poor light. However, at the owner's written request, the other Party will promptly alter or discontinue any particular use of that Party's Property, as applicable and, if the other Party does so as soon as commercially practicable, such use will not be deemed a default of this Agreement.

      9.5 No Alteration of Reverse Engineering of Property. Except as expressly permitted under this Agreement, the Parties agree that they will not, and will not permit any User, customer or Third Party to, at any time, without written permission of the other Party, to

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      copy, duplicate, decompile, disassemble, or reverse engineer any software component of the other Party for any reason, including, to develop functionally similar computer software or services, or modify, alter, or delete any of the copyright notices embedded in or affixed to the copies of any components of the other Party.

      9.6 Third Party Software. If and to the extent that a Party incorporates the software of any Third Party in their System or software, the license to such Third Party software will be defined and limited by the license to that Party by such Third Party. The Parties specifically acknowledge that the licensors of such Third Party software will retain all ownership rights thereto, and the Parties agree that it will not, and will not permit any User, customer, or Third Party to: (a) decompile, disassemble or reverse engineer such Third Party software or otherwise use such Third Party software for any reason except as expressly permitted in this Agreement; (b) reproduce the software for purposes other than those specifically permitted under this Agreement; or (c) modify, alter, or delete any of the copyright notices embedded in or affixed to such third Party software.

10.   Mutual Representations, Warranties and Covenants.

      10.1 Mutual Representations and Warranties. As of the date of this Agreement, DealerTrack represents and warrants to CreditReportPlus, and CreditReportPlus represents and warrants to DealerTrack that:

      (a) It is a duly organized and a validly existing corporation that is qualified and licensed in all states where it is necessary for the transaction of its business;

      (b) It has the requisite power, authority, and legal right to execute and deliver this Agreement, and perform and observe the terms and conditions of this Agreement. The person signing this Agreement has full power and authority to bind the Party it represents. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary and appropriate corporate actions on the part of the Party. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under Applicable Law to effectuate the execution, delivery, and performance by the Party of this Agreement;

      (c) This Agreement has been duly authorized and executed by each Party and this Agreement is valid, binding and enforceable against each Party in accordance with its terms, except that such enforcement may be subject to bankruptcy or other similar laws or by general principles of equity. The execution, delivery, and performance by each Party of this Agreement does not conflict with any term or provision of: (i) its certificate of incorporation or by-laws; (ii) any material law, rule, regulation, order, judgment, writ, injunction, or decree of any court, regulatory body, administrative agency, or governmental body having jurisdiction as now or as may become effective over either Party, including but not limited to Applicable Law; or (iii) any agreement to which a Party is a Party or by which its property is bound;

      (d) There is no action, proceeding, or investigation pending or, to the best knowledge of each Party, threatened against it, before any court, administrative agency,

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      or other tribunal which could reasonably be expected to materially and adversely affect the other Party's performance of its obligations under, or the validity or enforceability of, this Agreement; and

      (e) THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10.1 ARE THE ONLY WARRANTIES MADE BY THE PARTIES TO EACH OTHER. THE WARRANTIES ARE IN LIEU OF, AND EACH PARTY EXPRESSLY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR FITNESS FOR SECURITIZATION OR OTHER SECONDARY FINANCING TRANSACTIONS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY: (i) THAT THEIR SYSTEM AND SERVICES, WILL PERFORM WITHOUT INTERRUPTION OR BE ERROR-FREE; (ii) THAT THEIR SERVICE MEETS THE OTHER PARTY'S REQUIREMENTS; OR (iii) THAT ANY OR ALL OF THE DATA PROVIDED THROUGH THE DEALERTRACK/CREDITREPORTPLUS INTERFACE IS ACCURATE, UP-TO-DATE, OR COMPLETE. ALL DATA AND INFORMATION PROVIDED THROUGH THE DEALERTRACK/CREDITREPORTPLUS INTERFACE IS PROVIDED ON AN "AS IS," "AS AVAILABLE" BASIS, WITHOUT EXPRESS OR IMPLIED WARRANTIES OF ANY KIND.

      10.2 Fees. Except as otherwise set forth in this Agreement, each Party covenants and agrees that it will not, without the prior consent of the other Party, charge any fees to any DealerTrack Participating Customers for access to Credit Reports using the DealerTrack/CreditReportPlus Interface, provided that nothing contained herein will prohibit DealerTrack from charging fees to any DealerTrack Participating Customers for any DealerTrack Services other than access to Credit Reports. Notwithstanding the foregoing, nothing in this Section 10.2 shall prohibit CreditReportPlus from charging DealerTrack Participating Customers for Advanced Functionality and nothing in this Section 10.2 shall prohibit DealerTrack from charging DealerTrack Participating Customers for reports containing information derived from Credit Reports in combination with information other than Credit Report information.

      10.3 Mutual Covenants. Each Party covenants, and agrees on a continuing basis as follows during the Term:

      (a) That the Party has and will maintain all regulatory approvals, authorizations, licenses, permits, and other permissions, consents, and authorities needed to perform its obligations under this Agreement;

      (b) In connection with carrying out its obligations contained in this Agreement, the Party will comply at all times with all Applicable Law;

      (c) That each Party's use of any material, product or other aspect of any technology or Intellectual Property will not infringe on or violate any U.S. patent; copyright; trade

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      secret; trademark; or other proprietary right of any Third Party, or be libelous, defamatory or illegal;

      (d) It will accurately and completely transmit Data (i) to the other Party, and (ii) to DealerTrack Participating Customers for all Data that such Party transmits directly to DealerTrack Participating Customers; and

      (e) It will use commercially reasonable means to protect the security of Credit Bureau Report Providers' Subscriber Codes and passwords and it will not provide such codes and passwords to Third Parties.

11.   Infringement Claims of Third Parties.

      Notwithstanding anything to the contrary in this Agreement, if any aspect of a Party's Intellectual Property, that is necessary for meeting that Party's or the other Party's obligations under this Agreement, becomes, or is likely to become, subject to a claim of infringement, that Party, at its option and its expense, will either: (a) procure for the other Party, a license or a right to continue using the Intellectual Property; or (b) modify the Intellectual Property to make it non-infringing but not materially impair its functionality. If neither of the foregoing two options is reasonably available, then either Party may terminate this Agreement by notice to other Party. Except for the indemnity obligations set forth in Section 13 below, the foregoing will be the Parties' sole and exclusive remedy with respect to any infringement claims relating to Intellectual Property.

12.   Confidentiality.

      12.1 Confidential Information. For the purposes of this Agreement, "Confidential Information" means information which, during the Term is revealed by or through a Party (a "Disclosing Party") to the other (a "Receiving Party") and:

      (a) If it is disclosed in writing, is marked "confidential" or proprietary" or with another similar marking;

      (b) If it is not disclosed in writing, then at the time of disclosure is identified by the Disclosing Party as confidential or proprietary;

      (c) If the information includes the database schema, technical requirements, operation or performance of a Party's System;

      (d) If the type of the information is financial, strategic business, scientific, technical, economic, or engineering information including, patterns, plans, compilations, customer lists, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing;

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      (e) If the information is traditionally recognized as proprietary, trade secret or reasonably understood to be confidential; and

      (f) The terms of this Agreement are Confidential Information of both Parties.

      12.2 Non-Confidential Information. Confidential Information does not include information which:

      (a) Prior to disclosure to the Receiving Party by the Disclosing Party was known by the Receiving Party free of any confidentially obligation to the Disclosing Party;

      (b) Is publicly available through no fault of the Receiving Party;

      (c) Is developed by the Receiving Party without use of the Disclosing Party's Confidential Information and without breach of a confidentiality obligation owed to Disclosing Party and outside the scope of any agreement with Disclosing Party;

      (d) Is disclosed to the Receiving Party by a Third Party not known by the Receiving Party after reasonable investigation to be under any confidentially obligation to the Disclosing Party; or

      (e) For DealerTrack only, information that DealerTrack provides to CreditReportPlus that consists of customer information of a DealerTrack Dealer that is provided to DealerTrack by such Dealer.

      12.3 Consumer Information. To the extent permitted by Applicable Law, each Party's Credit Bureau Report Provider agreements and in accordance with the terms and conditions of the CreditReportPlus/Credit Bureau Report Provider Agreements that DealerTrack approved pursuant to Section 2.1, each Party may compile, use, and disclose any Confidential Information and Data in the aggregate; provided, however, that any such use does not contain any nonpublic personal information identifying any individual entity, consumer, or customer without such person or entities' consent. For purposes of this subsection, the term "consumer" and "nonpublic personal information" have the meanings set forth in Section 509 of the Gramm-Leach-Bliley Act (P.L. 106-102) (15 U.S.C. Section 6809) and its implementing regulations.

      12.4 Treatment of Confidential Information. The Receiving Party will treat Confidential Information of the other Party as strictly confidential with at least the same degree of care as the Receiving Party uses for its own Confidential Information of similar importance, and in no event less than a reasonable degree of care. Except as permitted by Section 12.5, the Receiving Party will not reveal Confidential Information to any Third Party. The Receiving Party will not use, duplicate, copy, transmit, or otherwise disseminate or permit to be used, duplicated, copied, transmitted, or otherwise disseminated the Confidential Information of the other Party at any time prior to or after the termination of this Agreement, except as expressly permitted under this Agreement. Except as expressly provided in this Agreement, the Receiving Party may not use Confidential Information for its own benefit or that of any Third Party, nor will the

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      Receiving Party use Confidential Information to the Disclosing Party's
      detriment. The Receiving Party will use Confidential Information for the purposes authorized by this Agreement and for no other purpose. The Receiving Party will promptly notify the Disclosing Party in writing of any unauthorized use or disclosure of, and any unauthorized access to, any Confidential Information.

      12.5 Disclosure to Employees, Agents and Third Parties. A Receiving Party will not disclose Confidential Information of the Disclosing Party to its employees, Users, and independent contractors acting as the Receiving Party's agent unless such persons have agreed in writing to comply with the Confidential Information requirements of this Agreement and they need to know the Confidential Information in order to implement this Agreement. The Receiving Party will be liable for the wrongful actions of such individuals in their use or disclosure of the Confidential Information. Neither Party will otherwise disclose Confidential Information to any Third Party unless: (a) required by a federal or state court or governmental agency; (b) required by Applicable Law, including, but not limited to, responding to a subpoena; (c) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources, investment bankers and other DealerTrack advisors; or (d) in connection with any securities filing or to comply with disclosure requirements of laws applicable to corporate governance or compliance. If the Receiving Party is required to disclose Confidential Information under subsection (a) or (b) of this Section 12.5, the Receiving Party will promptly give the Disclosing Party notice before the disclosure of Confidential Information within enough time for the Disclosing Party to seek to protect its proprietary interest in the Confidential Information. The Receiving Party will use commercially reasonable efforts to minimize disclosures under this Section 12 and will consult with and assist the Disclosing Party in obtaining a protective order prior to disclosure if one is sought.

      12.6 Return of Confidential Information. Upon termination or expiration of this Agreement each Party will promptly destroy or return all of the other Party's Confidential Information, including, but not limited to any copies or partial copies regardless of their media or format, and certify in writing to the other Party that it has done so; provided, however, that the Receiving Party will not be required to retrieve Confidential Information given to a court or governmental agency having jurisdiction over the Receiving Party or Confidential Information it is required to maintain pursuant to Applicable Law and each Party will be permitted to retain a reasonable number of copies of Confidential Information processed through its System for archival purposes in accordance with the terms and conditions of the CreditReportPlus/Credit Bureau Report Provider Agreements that DealerTrack approved pursuant to Section 2.1.

13.   Indemnification.

      13.1 Defense and Indemnity Obligations. Each Party ("Indemnifying Party") agrees to indemnify, defend, and hold harmless the other Party its parent, Affiliates, subsidiaries, directors, officers, employees, and agents (collectively the "Indemnified Party"), from and against any and all claims, demands, actions, suits, losses, liabilities, damages,

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      injuries, fines, penalties, costs, and expenses including, reasonable attorneys' fees and court costs (including expert fees), asserted by a Third Party (each, a "Claim"), arising, directly or indirectly, from or in connection with:

      (a) A breach of any representation, warranty, covenant or other obligation set forth in this Agreement by the Indemnifying Party;

      (b) Gross negligence or willful or wanton behavior by the Indemnifying Party of its obligations under this Agreement.

      13.2 Notice and Cooperation. As a condition to the indemnification described in Section 13.1(a) above, the Party seeking indemnification must provide the Indemnifying Party with prompt notice of the Claim for which it seeks indemnification, and reasonably cooperate in the defense and allow the Indemnifying Party sole control of the defense as long as the Indemnifying Party diligently conducts such defense. No compromise or settlement of such Claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless: (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other Claims that may be made against the Indemnified Party; and (b) the Indemnified Party will have no liability with respect to the compromise or settlement.

14.   Limitation Of Liability.

      14.1 CERTAIN DAMAGES NOT RECOVERABLE. EXCEPT FOR THE PARTIES' INDEMNITY OBLIGATIONS SET FORTH IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR COVER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS LIMITATION WILL NOT APPLY TO A BREACH OF SECTIONS 9, 11, 12, or 13 OF THIS AGREEMENT.

      14.2 DAMAGES CAP. EXCEPT FOR THE PARTIES' INDEMNITY OBLIGATIONS SET FORTH IN THIS AGREEMENT, IN NO EVENT WILL A PARTY'S LIABILITY FOR ANY DAMAGES IN ANY ACTION, HOWEVER BASED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EXCEED THE SUM OF $5 MILLION.

      14.3 LOSS OR DAMAGE TO DATA. IN THE EVENT OF THE LOSS OF OR DAMAGE TO ANY DATA ON EITHER PARTY'S SYSTEM, OR THE DEALERTRACK/CREDITREPORTPLUS INTERFACE, DUE TO A CAUSE FOR WHICH A PARTY IS RESPONSIBLE, THE RESPONSIBLE PARTY WILL ALLOW THE OTHER PARTY, A CREDIT BUREAU REPORT PROVIDER OR A SUBSCRIBER TO RE-ENTER THE LOST OR DAMAGED DATA ON THEIR SYSTEM WITHOUT ANY ADDITIONAL FEES ACCRUING TO THE INJURED

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      PARTY AND, EXCEPT FOR ANY INDEMNITY OBLIGATION THAT MAY ARISE FROM THE
      LOSS OR DAMAGE TO DATA, THIS WILL CONSTITUTE THE INJURED PARTY'S SOLE REMEDY IN CONNECTION WITH LOSS AND/OR DAMAGE.

      14.4 ANALYSIS OF DATA. NEITHER PARTY WILL HAVE A DUTY TO VERIFY THE CONTENT OR ACCURACY OF, OR IN ANY MANNER TO ANALYZE DATA. THE PARTIES ACKNOWLEDGE THAT NEITHER PARTY IS ACTING AS A CREDIT BUREAU REPORTING AGENCY OR A CONSUMER REPORTING AGENCY.

15.   Taxes.

Each Party is responsible for their applicable taxes or duties based upon amounts payable under this Agreement. The responsible Party will collect, report, and remit applicable taxes in a timely manner.

16.   Audit Rights.

Each Party shall maintain accurate records in connection with carrying out its payment obligations under this Agreement. Each Party (in such capacity, the "Auditing Party") may, upon no less than thirty (30) days prior notice to the other Party (in such capacity the "Audited Party") and not more than twice each twelve (12) month period, cause an independent certified public accountant, including its external auditors, to inspect the applicable business and finance records of the Audited Party during normal business hours for purposes of verifying the Audited Party's compliance with its obligations under Section 6 hereof. Such audit shall not unreasonably interfere with the conduct of the Audited Party's business, and the independent auditor conducting such audit, prior to the conduct of such audit, shall agree in writing with the Audited Party prior to commencing the audit to keep confidential all materials and information supplied to them by the Audited Party in connection with such audit. The fees and expenses charged by such certified public accountant in connection with such audit shall be the sole responsibility of, and shall be paid by the Auditing Party.

17.   Miscellaneous.

17.1 Entire Agreement. This Agreement, the Exhibits, any addendums or amendments executed by the Parties (concurrently or subsequent to the Effective Date) set forth the entire agreement between the Parties with respect to the subject matter of this Agreement, and no Party will be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject matter other than as expressly provided in this Agreement. This Agreement supersedes all prior oral or written representations, agreements, promises, or other communications, concerning or relating to the subject matter of this Agreement.

17.2 Modifications, Amendments; Waiver. Except as expressly provided in this Agreement, this Agreement may not be amended or modified except by a written agreement signed by an authorized representative of each Party. The failure of a Party to insist upon

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strict performance of any of the terms of this Agreement will not be construed as a waiver of the right to assert or rely upon such terms on any future occasion.

17.3 Headings; Severability. The captions to sections of this Agreement are for convenience of reference only and do not in any way limit or amplify the terms or conditions of this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, such provision or requirement will be enforced only to the extent it is not in violation of such law or is unenforceable and this Agreement, as well as all other provisions and requirements of this Agreement, will remain in full force and effect. In the event that performance of any obligation under this Agreement would cause a breach or violation of any obligation of the DealerTrack-CREDCO Agreement, this Agreement will be deemed amended to the extent necessary to modify the obligation required by this Agreement to make it non-violative and not to cause a breach of the DealerTrack-CREDCO Agreement.

17.4 Notices. Any notice, demand or other communication required or permitted under the terms of this Agreement will be in writing and sent to the other Party by a nationally known overnight courier service with tracking capabilities, requiring a signature upon delivery, such as Airborne Express, Federal Express, UPS, or USPS Express Mail. All notices will be effective upon receipt or if courier delivery is refused, then upon tender of such delivery by the courier. Notices will be addressed as follows:

            (a)   In the case of notices to CreditReportPlus:

                  Attn: Chief Executive Officer
                  CreditReportPlus, LLC
                  8671 Robert Fulton Drive
                  Columbia, Maryland 21046

                  With a copy to: General Counsel (at the same addresses as above.)

                  AND

                  General Counsel
                  First American Corporation
                  1 First American Way
                  Santa Anna, California 92707

            (b)   In the case of notices to DealerTrack:

                  Until February 28, 2005:

                  DealerTrack, Inc.
                  105 Maxess Road, Suite N109

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                  Melville NY 11747
                  Attn: Chief Executive Officer

                  On and after February 28, 2005:

                  DealerTrack, Inc.
                  1111 Marcus Avenue
                  Lake Success, NY 11042-1034

                  Attn: Chief Executive Officer

                  With a copy to: General Counsel (at the same addresses as above.)

A Party to this Agreement may change its address for notification purposes by giving the other Party prior notice of the new address and the date it will become effective.

17.5 Successors and Assigns. Subject to Section 8.2 and 8.3, neither Party may assign this Agreement without the prior consent of the other Party and any attempted unauthorized assignment will be void. Notwithstanding the foregoing, either Party may assign any of its rights or obligations under this Agreement to the surviving corporation with or into which that Party may merge or consolidate, or an entity to which that Party transfers all or substantially all, of its voting rights, securities or assets, provided, however, that neither Party may assign this Agreement to any competitor of the other Party, without that Party's prior consent.

17.6 Relationship of Parties; Third Party Beneficiaries. Nothing in this Agreement establishes, deems or constitutes a relationship between the Parties of employer and employee, agency, joint venture or partnership, for any purpose whatsoever. Except as set out in this Agreement, neither Party has the authority or power to bind the other Party, or to contract in the name of or create a liability against the other Party, in any way or for any purpose. Each Party will perform all services and obligations under this Agreement as an independent contractor.

17.7 Governing Law; Jurisdiction; Counterparts. This Agreement will be governed by and construed and enforced solely and exclusively in accordance with the laws of the State of Delaware, exclusive of its choice of law rules. Any action or proceeding to enforce any right or obligation under this Agreement will be brought, if at all, only in a federal or state court situated in the State of Delaware. This Agreement may be executed in one or more counterparts, each of which will, for all purposes be deemed to be an original and all of which will constitute the same instrument.

17.8 Force Majeure. To the extent that a Party's performance pursuant to this Agreement is prevented, hindered or delayed by a Force Majeure Event, then the non-performing Party will be excused from further performance of their obligations for as long as such Force Majeure Event continues and such Party uses best efforts to

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recommence performance The excused non-performance is conditioned however upon the non-performing Party providing the other Party with prompt notice of the Force Majeure Event, but in no event will notice be later than five (5) days after the Force Majeure Event. The Parties agree that a Force Majeure Event which effects either a Party or a Credit Bureau Report Provider includes: governmental emergency order, judicial or governmental action, emergency regulations, sabotage, riots, vandalism, labor strikes or disputes, acts of God, fires, electrical failure, terrorist acts, major computer hardware or software failures, or equipment delivery delays. The occurrence of a Force Majeure Event does not limit or otherwise affect the Parties' obligation to provide either normal recovery procedures or any other disaster recovery services required by this Agreement.

17.9 Injunctive Relief. Each Party acknowledge that any actual or threatened wrongful act or omission of the other Party, including but not limited to the use or disclosure of Confidential Information, in violation of this Agreement may cause irreparable injury to the Disclosing Party for which other remedies at law may be inadequate, and that the aggrieved Party may seek and obtain injunctive or other equitable relief as may be necessary or appropriate to prevent any such wrongful act or omission without first being required to post a bond or similar security, and may also exercise such other rights and remedies as the Disclosing Party may have at law or in equity.

17.10 Survival. Each Party's obligations will survive termination as follows:
(a) All Sections of this Agreement will survive during the Wind-Down Period; (b) if this Agreement is not terminated by CreditReportPlus for DealerTrack's material breach and failure to cure within the time provisions provided for herein, Section 2.7 will survive; (c) if any outstanding amounts are due for the period of time prior to termination of the expiration of the Wind-Down Period, Sections 6.2, 6.3, 6.4, and 6.5 will survive; and (d) the following provisions will survive any expiration or termination of this Agreement: Sections 8.5, 9.3, 9.4, 9.5, 9.6, 11, 12, 13, 14.1, 14.2, 14.4, 15, and 17.

17.11 Consents and Approvals. Except where otherwise expressly stated in this Agreement or otherwise agreed to by the Parties, consents and approvals, when required by this Agreement, will be in writing and will not be unreasonably withheld, delayed, or conditioned.

17.12 Compliance with Applicable Law. All of the rights and obligations of both Parties are conditioned upon the Parties' being at all times in compliance with Applicable Law. Accordingly, no act or obligation of a Party provided for under any provision of this Agreement will be required to be performed if in the reasonable opinion of such Party's counsel, such act or obligation would violate any material Applicable Law.

17.13 Rules of Construction. For purposes of this Agreement, except as otherwise expressly provided for in this Agreement or unless the context otherwise requires, the terms defined in this Agreement include the plural as well as the singular, and the use of any gender in this Agreement will be deemed to include the other gender or no gender. The term "including" means "including but not limited to" unless the context otherwise expressly provides. In the event of a conflict between this Agreement and the terms of any Exhibit, the terms of this Agreement will prevail. In the event of a conflict between

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this Agreement and an addendum, the terms of the addendum will control. This
Agreement represents the product of negotiations between the Parties and their respective counsel and no provision of this Agreement will be construed or interpreted for or against either Party by reason of the rule of construction against the draftsman or similar doctrine.

                             Signature Page Follows

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      IN WITNESS WHEREOF, the Parties to this Agreement have executed this
      Agreement effective as of December 1, 2004.

DEALERTRACK, INC.                            CREDITREPORTPLUS, LLC.

By:                                          By:

Name:                                        Name:

Title:                                       Title:

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